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                                                                      EXHIBIT 14

                           CODE OF CONDUCT AND ETHICS

                                  INTRODUCTION

         Purpose. It is a basic precept of American Claims Evaluation, Inc. (the "Company") that its employees, officers and directors shall observe the very highest standards of ethics in the conduct of the Company's business, so that even the mere appearance of impropriety is avoided, and shall conduct themselves with the highest regard for the dignity of others. This standard benefits the Company, its stockholders, its employees and the communities in which the Company operates.

         The Company has established and maintains various practices, policies and procedures, which collectively comprise a corporate compliance program, intended to promote the honest, ethical and lawful behavior of its employees and directors and to prevent and detect unethical conduct. Specifically, the corporate compliance program and this Code of Conduct and Ethics (the "Code") require that employees, officers and directors of the Company act in a manner that will ensure:

       o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

       o full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

       o compliance with applicable governmental laws, rules and regulations; and

       o prompt internal reporting of violations of this Code to an appropriate person or persons.

       This Code summarizes the Company's long-standing practices, policies and procedures in a single format.

         Individual and Management Responsibility. This Code applies to every officer, employee and director of the Company. As an officer, employee or director of the Company, you are personally required to act within the letter and spirit of the law and to uphold the Code. Managers are responsible for ensuring that the Code is understood and enforced within their departments.

         The Corporate Compliance Committee and Ombudsmen. The Company has appointed a Corporate Compliance Committee (the "Compliance Committee") made up of the Chief Executive Officer and the Chief Financial Officer. The Chief Financial Officer acts as Secretary of the Compliance Committee. The membership of the Compliance Committee may change from time to time by action of the Board of Directors. The Compliance Committee will meet periodically to review the Company's compliance efforts and will report to the Audit Committee of the Board of Directors on at least an annual basis. Members of the Compliance Committee will serve as ombudsmen to receive and address concerns and questions from employees.

         Interpretation. Inevitably, the Code addresses questions that escape easy definition. This Code does not summarize or address all ethical questions or specific situations that might arise. Rather, it is designed to provide employees, officers and directors with general guidance on their ethical obligations in the performance of their duties to the Company. There will be times when you may be unsure about how the Code applies. In such cases, or simply to voice concerns or to ask questions, you should feel free and are encouraged to contact the Chief Financial Officer of the Company, Gary J. Knauer. If you are uncomfortable


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contacting Mr. Knauer, you may contact the Chief Executive Officer of the
Company, Gary Gelman. For your convenience, telephone numbers for each of these individuals are listed on the last page of this brochure. The Company's outside legal counsel will interpret substantive areas of the law as they apply to this Code and compliance matters.

         Compliance and Reporting. The Company encourages the active involvement of its employees in the detection and prevention of misconduct. If you have reason to believe that an employee, officer or director of the Company, including your manager, or that any member of senior management or employee of any Company subsidiary, has violated, may violate or is acting in a manner which appears to violate the letter or spirit of the law or the standards outlined in this Code, you are encouraged to report such activity to Gary J. Knauer. You may do so without fear of retribution. Reports of misconduct will be kept confidential to the extent possible, and only those who need to be informed to address the concerns raised will be advised of the report. However, confidentiality will not protect anyone who is discovered to have participated in or contributed to a violation, and, in certain events, federal, state or local laws may require disclosure of a reporting person's identity.

         Disciplinary Action. Employees and directors should understand that this Code is drafted broadly. The Company intends to enforce the provisions of this Code vigorously. A violation of the Code, a failure to report a violation or retaliation against another employee who, in good faith, reports a violation, could lead to sanctions, including dismissal for cause, as well as, in some cases, civil and criminal liability. Although any officer, employee or director who discloses his or her own misconduct may be subject to disciplinary action, the Company may consider such voluntary self-disclosure as a mitigating factor.

         Notwithstanding the foregoing, this Code should not be used for the submission of frivolous or unfounded complaints. Submission of frivolous or unfounded complaints will be dealt with appropriately.

                                      *****


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                    SUMMARY DESCRIPTIONS OF COMPLIANCE AREAS

         Summary descriptions of compliance areas that most often may affect your daily activities and those of the Company are set forth below. Compliance with all applicable laws, regulations, orders and standards is expected of you, and the exclusion of certain compliance areas from the following summary descriptions should not be viewed as an indication that such excluded compliance areas are not important.

         Compliance with Applicable Laws, Regulations and Company Policies. All employees, officers and directors must comply with all laws, rules and regulations applicable to the Company and its subsidiaries, including, among other things, all applicable equal employment opportunity laws and regulations, antitrust laws and export control laws. Additionally, all employees, officers and directors must comply with the Company's policies regarding, among other things, harassment (including sexual harassment), equal employment opportunity and the Family and Medical Leave Act. Information regarding the Company's policies and procedures with respect to these and other matters can be found in the Company's employment materials. All employees, officers and directors should be familiar with all applicable laws, regulations and Company policies and procedures.

         Financial Reporting/Books and Records. It is essential that the Company's financial statements and all books and records on which they are based be, in management's best judgment, complete and accurate so that they reflect the true state of our business and disclose the true nature of all disbursements and other transactions at all times. This is critical, regardless of whether such records would disclose disappointing results or a failure to meet anticipated profit levels. Any attempt to mask actual results by inaccurately reflecting costs, sales, or agreeing to private side letters with terms and conditions not contained in a customer contract etc., cannot and will not be tolerated. Additionally, all filings by the Company with the Securities and Exchange Commission and other regulatory bodies must be accurate and timely. If any employee, officer or director of the Company has concerns or complaints regarding questionable accounting or auditing matters of the Company, including a failure to comply with internal controls of the Company or to cooperate with the Company's internal or independent auditors, then he or she should submit those concerns or complaints to the Audit Committee of the Board of Directors.

         Real and Apparent Conflicts of Interests. You must avoid situations that would create a conflict, or the appearance of a conflict, between your personal interests and the Company's businesses. A conflict situation can arise when an employee, officer or director takes action or has interests that may make it difficult to perform his or her duties objectively and effectively. Consequently, you are expected to avoid or, where appropriate, disclose situations that, because of some interest of yours or of members of your family, could consciously or unconsciously have an adverse impact on your ability to represent the Company's best interests. Some examples of a conflict of interest include:

       o owning a material financial interest in a competitor of the Company or an entity that does business or seeks to do business with the Company;

       o being employed by, performing services for, serving as an officer of, or serving on the board of directors of any such entity;

       o making an investment that could compromise one's ability to perform his or her duties to the Company; or

       o having an immediate family member who engages in any of the activities identified above.


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         Corporate Opportunities. Employees, officers and directors are prohibited from:

       o taking for themselves personally opportunities that properly belong to the Company or that are discovered through the use of corporate property, information or position;

       o using corporate property, information or position for personal gain; or

       o      competing with the Company.

         Gifts, Loans and Entertainment. You are expected to avoid any involvement or situation that could interfere, or even appear to interfere, with the impartial discharge of your duties. For example:

       o neither you nor any member of your immediate family should receive a loan from any customer, competitor or supplier of the Company or any director, officer or employee thereof.

       o neither you nor any member of your immediate family should accept gifts of more than nominal value from any customer, competitor or supplier of the Company or any director, officer or employee thereof.

       o neither you nor any member of your immediate family should accept entertainment from any customer, competitor or supplier of the Company or any director, officer or employee thereof that exceeds in scope and cost the common courtesies generally and normally acceptable as appropriate to ethical business practices under the circumstances.

         Improper Payments or Commercial Bribery. State, federal and foreign laws prohibit the payment of bribes, kickbacks or other illegal payments by or on behalf of the Company. Accordingly, neither you nor any member of your immediate family should make any payment to or give or offer to give any gift or other item of value, directly or indirectly, to any customer, competitor or supplier of the Company or any director, officer or employee thereof, except that gifts or entertainment may be given to representatives of customers or potential customers if they meet all of the following criteria:

       o      the gift or entertainment is legal;

       o the gift or entertainment does not comprise cash or cash equivalents;

       o the gift or entertainment is of a nominal value such that it cannot be construed as a bribe, payoff or other attempt to procure business by any reasonable person applying normal, generally accepted standards of business ethics; and

       o public disclosure of such gift or entertainment would not in any sense be an embarrassment to the Company.

         Confidential Information. Except as otherwise approved by the Company in advance, you must not publish or otherwise disclose, nor use for personal gain, either during or subsequent to your employment, any confidential information about the Company, its personnel or the entities with which it does business. Confidential information includes all non-public information that might be of use to competitors of the Company or harmful to the Company or its customers if disclosed. Such information includes, among other things, customer information, information relating to proposed, ongoing or completed transactions of the Company, trade secrets, confidential financial information of the Company and business plans. Whenever feasible, employees, officers and directors should consult with Gary J. Knauer if they believe they have a legal obligation to disclose confidential information.


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         Insider Trading. In the performance of your duties, you may acquire inside or non-public information about the Company or its subsidiaries, or about other companies with which there may be pending or proposed transactions. Provisions of the federal and state securities laws and regulations prohibit persons having material inside information from purchasing, selling or otherwise trading in the securities of, or in any manner disclosing such information concerning, the Company or other companies until after the information has been published to the general public. These laws prohibit selling securities while in possession of unfavorable inside information to avoid losses, as well as purchasing securities while possessing favorable inside information to obtain profits. A violation of this prohibition can subject you to criminal fines and imprisonment and to civil penalties.

         It is imperative that you not discuss important business developments involving the Company, any subsidiary or any other relevant entity, in even the most casual manner, with family, friends or outsiders -- or even other employees who do not need to have such information -- prior to full public disclosure. Giving a "tip" to someone else based on your inside information is illegal. Both you and the person you "tip" may be subject to significant criminal and civil penalties if securities are traded based on a disclosure of inside information.

         It is recommended that you consult with Gary J. Knauer if you have any doubt as to the applicability of the foregoing standards to any transaction involving the securities of the Company or of any corporation or entity having a business relationship with the Company. Please also see the separate "Insider Trading Policy" adopted by the Board of Directors for additional restrictions.

         Political Activity. The Company encourages you to participate in political activities, provided that these activities are on your own time, do not interfere with your work and are not done in a context that identifies you with the Company. The Company will not reimburse you for any political contributions that you may make. You should not offer any gift or payment, directly or indirectly, to any governmental official or political party with the objective of procuring or maintaining business or influencing governmental action favorable to the Company.

         Fair Dealing. Each employee, officer and director should endeavor to deal fairly with the Company's customers, suppliers, competitors, officers and employees. Employees, officers and directors should not take unfair advantage of any other party through fraud, manipulation, concealment, abuse of privileged information, misrepresentation or omission of material facts or any other unfair practices.

         Protection And Proper Use Of Company Assets. All employees, officers and directors should protect and safeguard from harm the Company's assets. Theft, misappropriation or destruction of the Company's assets are in direct violation of the Company's obligations to the Company's stockholders. Employees, officers and directors of the Company should only use the Company's assets for legitimate business purposes.
                                   CONCLUSION

       Compliance with the law and the conduct of the Company's business in an ethical manner is in all of our interests. When in doubt as to the propriety of some action, please contact Gary J. Knauer or, if you are uncomfortable contacting him, Gary Gelman. Mr. Knauer and Mr. Gelman can be contacted at the following numbers:

Gary J. Knauer, Chief Financial Officer
(516) 938-8000

Gary Gelman, Chief Executive Officer
(516) 938-8000


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                             EMPLOYEE CERTIFICATION

[Please read, sign, print your name and date, and return this page to Gary J. Knauer, Chief Financial Officer of the Company.]

         I, the undersigned employee of American Claims Evaluation, Inc., certify that I have received and read the Code of Conduct and Ethics to which this form of certification was attached. I further certify that I understand the substantive obligations imposed upon me by the Code or, to the extent that I do not understand these obligations, I acknowledge that procedures are outlined in the Code to help me develop an appropriate understanding of these obligations.

         I understand that an effective compliance program requires active employee involvement and that I am encouraged and required to report activities which, in good faith, I believe are or may be violations. Finally, I understand that any violation, failure to report a violation or retaliation against another employee for his or her action in reporting a violation or potential violation will subject me to disciplinary action, which may include, among other things, dismissal for cause.


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